NIVS IntelliMedia Technology Group Provides
Additional 2009 Guidance Details

HUIZHOU, China, April 2 -- NIVS IntelliMedia Technology Group, Inc., (NYSE Amex: NIV), a consumer electronics company that designs, manufactures and sells intelligent audio and visual products, today announced additional details related to its 2009 financial guidance following the issuance of its full year 2008 results on March 31, 2008.

As previously disclosed, NIVS expects revenues for the full year 2009 to range from approximately $172 million to $186 million, a projected 20% to 30% increase compared to 2008. The Company has provided this revenues outlook based on the following projected breakdown by geographic locations: China at 40%, Hong Kong at 7%, other Asian countries at 15%, Europe at 33% and the rest of the world at 5%. The projected breakdown of 2009 revenues by product category is as follows: standard audio and video equipment at 48%, LCDTV at 30%, intelligent audio and video equipment at 15% and other audio and video equipment at 7%. Based on current production capacity, the Company anticipates that 2009 revenues generated from the sales of LCD televisions will be approximately $50 million to $56 million.

About NIVS IntelliMedia Technology Group, Inc.

NIVS IntelliMedia Technology Group is engaged in the design, manufacture, marketing and sale of audio and video consumer products. NIVS' products include digital audio systems, televisions, digital video broadcasting ("DVB") set-top boxes, DVD players, as well as peripheral and accessory products such as remote controls, headphone sets and portable entertainment devices (MP3/MP4 players). NIVS has invested substantial resources in the research and development of its intelligent audio and video consumer products, most of which utilize its Chinese speech interactive technology to permit users to control NIVS' products through the user's spoken commands. NIVS' products are distributed worldwide, including markets in Europe, Southeast Asia and North America.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including, but not limited to the Company's reliance on its major customers for a large portion of its net sales; the Company's ability to develop and market new products; the Company's ability to continue to borrow and raise additional capital to fund its operations; the Company's ability to collect aging trade receivables and the effect of a growing doubtful account allowance; the Company's ability to accurately forecast amounts of supplies needed to meet customer demand; exposure to market risk through sales in international markets; the market acceptance of the Company's products; exposure to product liability and defect claims; fluctuations in the availability of raw materials and components needed for the Company's products; protection of the Company's intellectual property rights; changes in the laws of the PRC that affect the Company's operations; development of a public trading market for the Company's securities; and the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on the Company's operations. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the discussed above and in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

NIVS IntelliMedia Technology Group, Inc.
Jason Wong
Vice President Investor Relations
Tel:	+86-752-3125862
Email:	jason@nivsgroup.com

Investor Relations:
Stephanie Carrington / Ashleigh Barreto
The Ruth Group
Tel:	+1-646-536-7017 / 7028
Email:	scarrington@theruthgroup.com
abarreto@theruthgroup.com